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                      SECOND LEASE MODIFICATION AGREEMENT


         AGREEMENT, made as of this 11th day of September, 1995, between MID-CITY ASSOCIATES, a partnership with an office at 60 East 42nd Street, New York, New York 10165 (hereinafter called 'Landlord'), and ANDOVER TOGS, INC., a New York corporation with an office at One Penn Plaza, New York, New York 10119 (hereinafter called 'Tenant').


                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant are respectively the landlord and tenant under that certain lease, dated as of August 18, 1994, covering the entire rentable area of the 46th floor, and Storage Rooms 10B, 10C, 10E and 10F on the 10th floor, of the building (the 'Building') known as One Penn Plaza, New York, New York which lease was modified by a certain First Lease Modification Agreement, dated as of January 17, 1995 (which lease, as so modified, is hereinafter called the 'Lease'); and

         WHEREAS, the parties wish to modify the Lease (i) so as to delete Storage Rooms 10B, 10C, 10E and 10F (the 'Deletion Space') from the premises demised under the Lease, and (ii) so as to add to the premises demised under the Lease approximately 1,390 rentable square feet of space on the 6th floor of the Building (Room 602), approximately as shown on the space diagram annexed hereto and made a part hereof (the 'Additional Space'), all in accordance with the terms and conditions hereinafter set forth.

         NOW  THEREFORE,   in   consideration  of  the  mutual  promises  herein
contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be deemed to be, and the same hereby is, modified as follows:

         1. Effective as of July 17, 1995 (the 'Effective Date'), the Deletion Space is hereby deleted from the premises demised under the Lease.

                   On or before the Effective Date, Tenant shall vacate the Deletion Space and surrender broom-clean possession thereof to Landlord in accordance with the provisions of the Lease, as if the Deletion Date were the date set forth in the Lease for the expiration of the leasing of the Deletion Space.

                   Notwithstanding such deletion of the Deletion Space, Tenant shall remain liable to Landlord for any rent, additional rent or other obligations payable or accruing with respect to the Deletion Space prior to the Effective Date and the surrender to Landlord of said space.


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         2.        The Additional  Space is hereby added to the premises demised under the Lease for a term to commence as of the Effective Date and to end on April 30, 2004 (unless it shall sooner terminate as in the Lease provided).

                   For the Additional Space: the fixed annual rental rate (without electricity) shall be $21,570 a year; Tenant shall use the Additional Space solely as and for storage and a mail room relating to Tenant's business, and for no other purpose; the minimum ERIF under Section 27.04 of the Lease, effective as of the Effective Date, shall be $3.00 per rentable square foot per annum, which ERIF shall be subject to increases based on rate changes after such date, or based on Tenant's consumption, as provided in said Section 27.04; there shall be no cleaning services provided to the Additional Space; Tenant shall take and accept possession of the Additional Space in its 'as is' condition, with no obligation in Landlord to effect any work in and to such space, except as provided in paragraph 3 below; for purposes of calculating real estate tax escalation additional rent under Article 45, 'The Percentage' shall mean .0627 percent (.0627%); for purposes of calculating operating expense escalation additional rent under Article 45, 'The Percentage' shall mean .0681 percent (.0681%); and the provisions of Article 48 shall not apply to the Additional Space. Except as herein set forth, the Additional Space otherwise is being rented pursuant to all of the terms, covenants and conditions of the lease, including, without limitation, the 'base tax year', 'base year' and 'comparative year', each as defined in Article 45 of the Lease.

         3. Landlord, at its expense, shall effect the following work in and to the Additional Space, in a Building standard manner and using Building standard materials: (i) the work set forth in Exhibit A hereto; and (ii) all work needed to put the existing electrical outlets in working order. Landlord shall effect such work promptly and expeditiously after the execution and delivery of this Agreement.

         4. Landlord, at its expense and with Tenant's cooperation, shall furnish all necessary moving and other labor to move Tenant's personal property from the Deletion Space to the Additional Space or the 46th floor portion of the premises demised under the Lease, as Tenant may request.

                   Additionally, Tenant shall be entitled to a rent credit in an amount equal to the reasonable out-of-pocket cost to Tenant, if any, of (i) taking apart the existing storage racks and bins in the Deletion Space and reassembling such racks and bins in the Additional Space, and (ii) transferring Tenant's telephone service from the Deletion Space to the Additional Space. Such rent credit shall be applied, until fully depleted, to the first fixed annual rents (without electricity) due under the Lease with respect to the Additional Space. Tenant shall provide Landlord with copies of invoices or other documentation reasonable requested by Landlord to verify such cost.

         5. A. Subject to the provisions of subdivision B of this paragraph 5, at any time after the first year of the term of the leasing of the Additional Space, Landlord, upon ninety (90) days' prior written notice to Tenant (the 'Substitution Notice'), shall have the right to substitute

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for the  Additional  Space other storage space in the Building (the  'Substitute
Storage  Space'),   provided  that  such  Substitute   Storage  Space  shall  be
substantially equivalent in area to the Additional Space. Any such substitution of space shall be deemed to be effective as of the last day of the month in which the last day of the aforedescribed ninety (90) day notice period occurs (the 'Substitution Date'). From and after the Substitution Date, the Lease (as modified hereby) and all of its terms, including, without limitation, the rental rate for the Additional Space as set forth herein, (i) shall no longer apply to the Additional Space, except with respect to obligations which accrued on or prior to the Substitution Date; and (ii) shall apply to the Substitute Storage Space as if said Substitute Storage Space had been said originally demised Additional Space. Notwithstanding the foregoing, Tenant shall be permitted to continue to occupy the Additional Space for a period of thirty (30) days after the Substitution Date, which occupancy shall be pursuant to all of the terms, covenants and conditions of the Lease (as modified hereby), except that Tenant shall not be required to pay any rent or additional rent. On or before such thirtieth (30th) day after the Substitution Date, Tenant shall vacate the Additional Space and surrender broom clean possession thereof to Landlord in accordance with the provisions of the Lease, as if such thirtieth (30th) day after the Substitution Date were the date set forth in the Lease (as modified hereby) for the expiration of the leasing of the Additional Space.

                   Landlord agrees that, prior to the Substitution Date, at its expense, it will paint the walls, doors and trim in the Substitute Storage Space, painted surfaces only, Building standard colors, one coat, one color per room, color to be selected by Tenant (dark colors and additional colors per room will be charged for as additional rent). Additionally, Landlord at its expense and with Tenant's cooperation, shall furnish all necessary moving and other labor to move Tenant's personal property from the Additional Space to the Substitute Storage Space or Tenant's office premises, as Tenant may request.

                   Tenant shall be entitled to a rent credit in an amount equal to the reasonable out-of-pocket cost to Tenant, if any, of (i) taking apart the then existing storage racks and bins in the Additional Space and reassembling such racks and bins in the Substitute Storage Space, and (ii) transferring Tenant's then existing telephone service from the Additional Space to the Substituted Storage Space. Such rent credit shall be applied, until fully depleted, to the first fixed annual rents (without electricity) due under the Lease with respect to the Substitute Storage Space. Tenant shall provide Landlord with copies of invoices or other documentation reasonable requested by Landlord to verify such cost.

         B. Notwithstanding anything contained in the foregoing subdivision A to the contrary, Tenant, within thirty (30) days after it has been given the Substitution Notice by Landlord, instead of accepting the Substitute Storage Space, may elect to cancel such Substitution Notice and to delete the Additional Space from the then existing demised premises under the Lease. Tenant shall exercise such election by giving Landlord notice thereof on or before the last day of such thirty (30) day period. Such deletion shall be deemed effective as of the Substitution Date. Time shall be of the essence with respect to Tenant's exercise of such election in accordance with the terms hereof. On or before the Substitution Date, Tenant shall vacate the Additional Space and surrender broom clean possession thereof to Landlord in

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accordance  with the provisions of the Lease, as if the  Substitution  Date were the date set forth in the Lease (as modified hereby) for the expiration of the term of the leasing of the Additional Space. Notwithstanding such deletion of the Additional Space, Tenant shall remain liable to Landlord for any rent, additional rent or other obligations payable or accruing with respect to the Additional Space prior to the Substitution Date and the surrender to Landlord of said space.

         C. If and so long as Tenant is not in default beyond any grace period in its obligation to pay any rent or additional rent under the Lease (as modified hereby), Tenant shall have the option to delete from the premises demised under the Lease all but not part of the Additional Space, upon ninety
(90) days' prior written notice to Landlord. Such deletion shall be deemed effective as of the last day of the calendar month in which the last day of the aforedescribed ninety (90) day period occurs (the 'Deletion Date'). Time shall be of the essence in connection with the exercise by Tenant of any election in accordance with the terms hereof. On or before the Deletion Date, Tenant shall vacate the Additional Space and surrender broom clean possession thereof to Landlord in accordance with the provisions of the Lease, as if the Deletion Date were the date set forth in the lease for the expiration of the term of the leasing of the Additional Space. Tenant, however, shall remain liable to Landlord for any rent, additional rent, or other obligations payable or accruing with respect to the Additional Space prior to the Deletion Date and the surrender to Landlord of possession of the Additional Space.

         6. Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

         7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year fist above written.


WITNESS: (As to Landlord)                   MID-CITY ASSOCIATES
                                            By:  Helmsley-Spear, Inc., Agent


-----------------------------               By:
                                                -----------------------------
                                                Name: Daniel E. North
                                                Title:  Vice President

WITNESS:  (As to Tenant)                   ANDOVER TOGS, INC.


-----------------------------               By:
                                                -----------------------------
                                                Name:
                                                Title:

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